EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-169222) on Form S-8 of DeVry Education Group Inc. of our report dated March 27, 2014, relating to our audits of the financial statements of the DeVry Inc. Nonqualified Deferred Compensation Plan, which appears in this Annual Report on Form 11-K of The DeVry Inc. Nonqualified Deferred Compensation Plan as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012, and 2011.

/s/ McGladrey LLP
Indianapolis, Indiana
March 27, 2014

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